                                                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby  consent to the  incorporation  by reference in the Supplement to the  Prospectus to the  Registration  Statement on Form S-3
(No. 333-XXXXX) of our reports,  each dated February 27, 2004, relating to the financial  statements of American Skandia Life Assurance
Corporation  ("American  Skandia")  as of December  31, 2003 and for the four months  ended April 30, 2003 and the eight  months  ended
December 31, 2003, which reports are included in American Skandia's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 15, 2004